Exhibit 32

Certification Accompanying Form 10-Q Report of XL Group plc
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. 1350(a) and (b))

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. 1350(a) and (b)), each of the undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2012 of XL Group plc (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2012

/s/ MICHAEL S. MCGAVICK

MICHAEL S. McGAVICK
CHIEF EXECUTIVE OFFICER
XL GROUP PLC

Dated: November 7, 2012

/s/ PETER R. PORRINO

PETER R. PORRINO
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER
XL GROUP PLC

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to XL Group plc and will be retained by XL Group plc and furnished to the Securities and Exchange Commission or its staff upon request.

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